EXHIBIT 99.1

Lyris Announces Third Quarter Fiscal 2014 Financial Results

91% of F3Q14 Revenue Was Recurring;
79% of F3Q14 Revenue From Subscriptions

EMERYVILLE, Calif., May 7, 2014 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a leading global provider of digital marketing solutions, today announced financial results for the third quarter of fiscal 2014 ended March 31, 2014.

Highlights

  Fiscal third quarter revenues were $7.6 million, down 6.8% from $8.1 million in the prior quarter and down 14.7% from $8.9 million in the same period last year.
  Recurring revenue was 91% of total revenue in the fiscal third quarter compared to 90% of total revenues in the same period a year ago and 90% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues were 62% of total revenues in the fiscal third quarter compared to 61% in the same period a year ago and 60% of total revenues in the prior quarter.
  Fiscal third quarter gross margin was 64% compared to 61% for the same period last year.
  Fiscal third quarter loss from operations was $(0.04) million, compared to loss from operations of $(0.3) million in the same period last year.
  Fiscal third quarter net income was $0.02 million, or $0.00 per diluted share, compared to net loss of $(0.6) million, or $(0.06) per share, in the same period last year.
  Fiscal third quarter non-GAAP net income was $0.6 million, or $0.05 per diluted share, compared to a non-GAAP net income of $0.4 million, or $0.04 per share, in the same period a year ago.
  Fiscal third quarter adjusted EBITDA was $0.9 million, compared to adjusted EBITDA of $0.9 million in the same period a year ago.
  At March 31, 2014, the Company had $1.5 million in cash. The Company also had $1.5 million available for drawdown on its $5 million loan facility with Silicon Valley Bank.

"In the fiscal third quarter, we continued to see the momentum that began with the start of calendar 2014, and we managed our business responsibly to maintain our journey to growth and profitability," stated John Philpin, president and CEO of Lyris. "As we look to the coming months, we are very excited about the opportunities we see ahead of us as we continue to enhance and evolve our regional business strategies to better target customers around the globe. We are adding—and we will continue to add—new sales people, particularly in the U.S., and we now have the engineering and professional services infrastructure in place to further innovate on our core service offerings."

Third Quarter Fiscal 2014 Financial Results

Total revenues of the third quarter of fiscal 2014 were $7.6 million, down 6.8% from $8.1 million in the prior quarter and down 14.7% from $8.9 million in the same period last year. Total subscription revenues were $6.0 million, or 79% of total revenues, in the third quarter of fiscal 2014, compared to $7.0 million, or 79% of total revenues, in the same period in fiscal 2013. Lyris HQ SaaS revenues were $4.7 million, or 62% of total revenues, in the third quarter of fiscal 2014, down from $5.4 million, or 61% of total revenues, in the same period a year ago.

Gross profit was $4.9 million, or 64% as a percentage of total revenues, in the third quarter of fiscal 2014, compared to $5.5 million, or 61% of total revenue, in the same period in fiscal 2013.

Loss from operations was $(0.04) million in the third quarter of fiscal 2014, compared to loss from operations of $(0.3) million in the same period last year. Net income was $0.02 million, or $0.00 per diluted share, compared to net loss of $(0.6) million, or $(0.06) per share, in the same period last year.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), May 7, 2014.

The teleconference can be accessed by calling 888-438-5448, passcode 5935935. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through May 14, 2014, at 877-870-5176, passcode 5935935, and on the company's website at www.lyris.com.

About Lyris

Lyris is a global provider of digital marketing solutions that help companies engage with customers in meaningful ways. Lyris products and services empower marketers to design, automate, and optimize data-driven interactive marketing campaigns that facilitate superior engagement, increase conversions and deliver measurable business value. Lyris' high-performance, secure and flexible digital marketing applications improve marketing efficiency by providing automated digital message delivery, robust segmentation, and real-time social, mobile, and interaction analytics. The Lyris solutions portfolio is uniquely comprised of both in-the-cloud and on-premises solutions – Lyris HQ and Lyris List Manager – combined with customer-focused services and support, and delivered on a powerful integration platform that connects data and marketing workflows across the enterprise. More than 5,000 companies worldwide partner with Lyris to manage and execute sophisticated digital marketing campaigns across email, social, Web and mobile channels.

www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include words such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2014	2013

Revenues:
Subscription revenue	$ 5,960	$ 7,031
Support and maintenance revenue	959	984
Professional services revenue	510	589
Software revenue	160	289
Total revenues	7,589	8,893
Cost of revenues:
Subscription, software and other services	2,292	2,898
Amortization of developed technology	427	534
Total cost of revenues	2,719	3,432
Gross profit	4,870	5,461
Operating expenses:
Sales & marketing	2,453	2,653
General and administrative	1,393	2,119
Research & development	1,019	911
Amortization of customer relationship and trade names	50	50
Total operating expenses	4,915	5,733
Loss from operations	(45)	(272)
Interest expense	(39)	(32)
Interest income	--	--
Other income (expense), net	29	(289)
Loss from operations before income taxes	(55)	(593)
Income tax (provision) benefit	71	25
Net income (loss)	16	(568)
Net income (loss) per share basic and diluted	$ 0.00	$ (0.06)
Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	9,568	9,618
Diluted	11,568	9,618

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended March 31,
	2014	2013

Revenues:
Subscription revenue	$ 18,572	$ 21,498
Support and maintenance revenue	2,987	2,913
Professional services revenue	1,688	1,845
Software revenue	720	1,275
Total revenues	23,967	27,531
Cost of revenues:
Subscription, software and other services	7,386	9,570
Amortization of developed technology	1,305	1,207
Total cost of revenues	8,691	10,777
Gross profit	15,276	16,754
Operating expenses:
Sales & marketing	7,694	7,423
General and administrative	4,489	6,365
Research & development	2,893	2,908
Amortization of customer relationship and trade names	151	151
Total operating expenses	15,227	16,847
Income (loss) from operations	49	(93)
Interest expense	(116)	(180)
Interest income	--	3
Other income (expense), net	43	(253)
Loss from operations before income taxes	(24)	(523)
Income tax (provision) benefit	25	(99)
Net income (loss)	$ 1	$ (622)
Less: income attributable to noncontrolling interest	--	29
Net income (loss) attributable to Lyris, Inc.	$ 1	$ (651)
Net income (loss) per share basic and diluted	$ 0.00	$ (0.07)
Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	9,568	9,568
Diluted	11,568	9,568

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended March 31,
	2014	2013
Net loss	$ 16	$ (568)
Stock-based compensation expense	100	133
Amortization of intangible assets	477	584
Other (income) expense, net	(29)	289
Non-GAAP net income	$ 564	$ 438
Non-GAAP net income per share:
Basic	$ 0.06	$ 0.05
Diluted	$ 0.05	$ 0.04
Shares used to compute Non-GAAP net income per share:
Basic	9,568	9,618
Diluted	11,568	11,568

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Nine Months Ended March 31,
	2014	2013
Net loss	$ 1	$ (622)
Stock-based compensation expense	256	675
Amortization of intangible assets	1,456	1,358
Other (income) expense, net	(43)	253
Non-GAAP net income	$ 1,670	$ 1,664
Non-GAAP net income per share
Basic	$ 0.17	$ 0.17
Diluted	$ 0.14	$ 0.14
Shares used to compute Non-GAAP net income per share
Basic	9,568	9,568
Diluted	11,568	11,568

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Net income	$ 16	$ (568)
Interest (income) / expense, net	39	32
Income tax (benefit) / provision	(71)	(25)
Depreciation and amortization	827	991

Total EBITDA	811	430

Stock-based compensation expense	100	133
Other (income) expense, net	(29)	289

Total Adjusted EBITDA	$ 882	$ 852

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Nine Months Ended March 31,
	2014	2013
Net income (loss)	$ 1	$ (622)
Interest (income) / expense, net	116	177
Income tax (benefit) / provision	(25)	99
Depreciation and amortization	2,541	2,430

Total EBITDA	2,633	2,084

Stock-based compensation expense	256	675
Other (income) expense, net	(43)	253

Total Adjusted EBITDA	$ 2,846	$ 3,012

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	March 31,	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$ 1,536	$ 2,318
Accounts receivable, less allowances of $342 and $510, respectively	3,901	4,103
Prepaid expenses and other current assets	674	722
Deferred income taxes	988	942
Total current assets	7,099	8,085
Property and equipment, net	1,652	2,376
Capitalized software, net	7,773	6,978
Intangible assets, net	4,867	5,014
Goodwill	9,791	9,791
Other long-term assets	681	663
TOTAL ASSETS	$ 31,863	$ 32,907

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 2,730	$ 3,458
Revolving line of credit	2,340	2,260
Capital lease obligations - short-term	602	827
Income taxes payable	149	203
Deferred revenue	3,177	3,220
Total current liabilities	8,998	9,968
Other long-term liabilities	459	436
Capital lease obligations - long-term	235	504
TOTAL LIABILITIES	9,692	10,908
Commitments and contingencies
Redeemable Series A convertible preferred stock; $0.01 par value per share, 2,000 shares authorized, issued and outstanding, liquidation preference $5,000	5,000	5,000
Stockholders' equity:
Common stock, $0.15 par value; 40,000 shares authorized; 9,579 issued and outstanding	1,415	1,415
Additional paid-in capital	268,464	268,209
Accumulated deficit	(252,608)	(252,608)
Treasury stock, at cost 11 shares held	(56)	(56)
Accumulated other comprehensive income	(44)	39
Total stockholders' equity	17,171	16,999
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$ 31,863	$ 32,907
CONTACT: Lyris, Inc.

         Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com